EX-99.77Q1 OTHR EXHB

ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AND/OR SUB-ADVISORY CONTRACTS

Roosevelt Strategic Income Fund

The Trust for Professional Managers entered into an Advisory Agreement with The Roosevelt Investment Group, Inc. on behalf of the Roosevelt Strategic Income Fund.  The Advisory Agreement was previously filed with Registrant's Post-Effective Amendment No. 243 to its registration statement on Form N-1A, filed on June 9, 2011 and is incorporated by reference.